Exhibit 99.1

Safe Harbor Financial Reports Preliminary

Fourth Quarter and Full Year 2025 Results

DENVER, CO (April 1, 2026) – SHF Holdings, Inc., d/b/a Safe Harbor Financial (“Safe Harbor” or the “Company”) (NASDAQ: SHFS), a financial technology company serving the banking, lending, and financial services needs of the regulated cannabis and hemp industries, today announced its preliminary unaudited financial results for the fourth quarter and full year ended December 31, 2025.

Fourth Quarter 2025 Financial Summary

	Q4 2025 (Unaudited)	Q3 2025 (Unaudited)	Q4 2024 (Derived from audited financials)
Total Revenue	$2.1M	$1.8M	$3.7M
Loan Program Income	$0.9M	$0.5M	$1.8M
Sequential Revenue Change (vs. Q3 2025)	+12%	—	n/a
Sequential Loan Program Income Change	+71%	—	n/a

The sequential increase in Q4 2025 reflects improved economics under the Second Amended and Restated Commercial Alliance Agreement with PCCU, effective October 1, 2025, which increased the Company’s share of loan program income to up to 65% and extended the relationship through December 31, 2031.

Full Year 2025 Financial Summary

	FY 2025 (Unaudited)	FY 2024 (Derived from audited financials)	Change
Revenue:
Deposit, activity, onboarding income	$4.0M	$6.4M	(39)%
Loan Program Income	$2.5M	$6.6M	(63)%
Investment Income	$1.2M	$2.1M	(45)%
Safe Harbor Program Income	$0.1M	$0.1M	0%
Total Revenue	$7.7M	$15.2M	(50)%

The decline in revenue was primarily attributable to revised interest allocation provisions under the First Amended CAA, which was in effect for the first nine months of the year, and a reduction in the number of active accounts. Investment Income was impacted by lower Federal Reserve interest rates. Account Fee Income was impacted by both (a) lower average account activity, and (b) the introduction of client money market accounts.

Selected Consolidated Balance Sheet Summary

	Dec 31, 2025 (Unaudited)	Dec 31, 2024 (Derived from audited financials)	% Change	$ Change
Cash and Cash Equivalents	$6.8M	$2.3M	192%	$4.5M
Total Debt	$0.0M	$18.3M	(100)%	$(18.3M	)

The September 2025 Recapitalization eliminated substantially all of the Company’s $18.3 million in debt and raised $6.8 million in new capital, returning the consolidated balance sheet to positive stockholders’ equity.

Operational and Governance Summary

Item	Status at Year-End 2025	Prior Status
Material Weaknesses	Majority remediated	Multiple weaknesses identified
PCCU CAA Term	Extended through 2031	Expired 2029
Loan Program Income Share	Up to 65%	35%
Asset Hosting Fee	23% reduction with graduated calculation, saves approximately $0.2M annually	Fixed calculation at 1.0% below $130M and 1.3% above $130M
Board of Directors	5 members; PCCU has no appointment rights	7 members; PCCU had appointment rights
Senior Financial Leadership	CEO/CFO and PAO with Big 4 experience	N/A

Management Commentary

“Fiscal year 2025 was the most consequential year in Safe Harbor Financial’s history,” said Terrance Mendez, Chief Executive Officer. “We eliminated $18.3 million in debt, returned the balance sheet to positive stockholders’ equity, and remediated the majority of our previously identified material weaknesses. These were fundamental changes to the financial foundation of this Company.”

Mr. Mendez continued, “With the Second Amended CAA extending our PCCU partnership through 2031 at meaningfully improved economics, we enter 2026 with a different revenue profile, as evidenced by sequential revenue growth of 12% in the fourth quarter. We have also expanded beyond core banking and lending through the launch of insurance, payments, and consulting solutions.”

Form 10-K Filing Status

The Company has filed a Notification of Late Filing on Form 12b-25 with the Securities and Exchange Commission. As a result of the closing of a significant and complex transaction in 2025, the Company requires additional time to prepare its financial statements to ensure adequate disclosure of the financial information required to be included in the Form 10-K. The Company expects to file its Annual Report on Form 10-K within the fifteen-calendar-day extension period provided under Rule 12b-25 of the Securities Exchange Act of 1934, as amended. As a result of the ongoing audit, there could be changes to the Company’s audited financial statements as compared to the preliminary unaudited figures presented herein.

About Safe Harbor

Safe Harbor is a financial platform delivering smarter banking, lending, payments and business services tailored to how the cannabis industry actually operates. As one of the original pioneers of compliant cannabis banking in the U.S., Safe Harbor has facilitated more than $26 billion in cannabis-related transactions across 41 states and territories. Through its proprietary Cannabis Banking Solutions™ Platform and network of regulated financial institution partners, Safe Harbor empowers cannabis operators to gain clarity, control and confidence in their financial operations. From daily banking to long-term growth, Safe Harbor provides real solutions and personal support built exclusively for cannabis. Safe Harbor is a financial technology company, not a bank. Banking services are provided by our partner financial institutions. For more information, visit www.SHFinancial.org.

Important Notice Regarding Preliminary Financial Information

The financial information presented herein for the year ended December 31, 2025 is preliminary and unaudited. The Company’s audit for fiscal year 2025 is ongoing, and the Company expects to file its Annual Report on Form 10-K within the fifteen-calendar-day extension period provided under Rule 12b-25 of the Securities Exchange Act of 1934, as amended. As a result of the closing of significant and complex transaction in 2025, the Company requires additional time to prepare its financial statements to ensure adequate disclosure of the financial information required to be included in the Form 10-K. The preliminary unaudited financial information presented herein should not be viewed as a substitute for audited financial statements prepared in accordance with U.S. generally accepted accounting principles.

Cautionary Statement Regarding Forward-Looking Statements

Certain information contained in this press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included herein may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Forward-looking statements may include, but are not limited to, statements with respect to trends in the cannabis industry, including proposed changes in U.S and state laws, rules, regulations and guidance relating to Safe Harbor’s services; Safe Harbor’s growth prospects and Safe Harbor’s market size; Safe Harbor’s projected financial and operational performance, including relative to its competitors and historical performance; success or viability of new product and service offerings Safe Harbor may introduce in the future; the impact of volatility in the capital markets, which may adversely affect the price of Safe Harbor’s securities; the outcome of any legal proceedings that have been or may be brought by or against Safe Harbor; and other statements regarding Safe Harbor’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “outlook,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in Safe Harbor’s filings with the U.S. Securities and Exchange Commission. Safe Harbor undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Contacts

Investor Relations: ir@SHFinancial.org

Media Relations: safeharbor@kcsa.com

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